Exhibit 99.2

COMVERSE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 29, 2015, Comverse, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with Amdocs Limited, a Guernsey company (the “Purchaser”). Pursuant to the Purchase Agreement, the Sellers agreed to sell substantially all of the Sellers’ assets required for operating the Company’s converged, prepaid and postpaid billing and active customer management systems for wireless, wireline, cable and multi-play communication service providers (the “BSS Business”) to the Purchaser and the Purchaser agreed to assume certain post-closing liabilities of the Company (the “Asset Sale”).
The Asset Sale was completed on July 2, 2015. The total cash purchase price payable by the Purchaser to the Company in connection with the Asset Sale is approximately $273 million, subject to various purchase price adjustments, of which an aggregate of $6.5 million will be paid upon certain deferred closings. Upon the closing, $26 million of the purchase price was deposited into escrow to fund potential indemnification claims and certain adjustments for a period of twelve (12) months following the closing. The remainder of the purchase price was paid by the Purchaser to the Company at the closing.
In connection with the Purchase Agreement, the Sellers and Purchaser have also entered into a Transition Services Agreement (the “TSA”), which provides for support services between the Sellers and Buyer in connection with the transition of the BSS Business to Purchaser, for various periods up to 12 months following the closing of the Asset Sale.
On June 14, 2015, the Company, entered into an agreement (the “Acision Purchase Agreement”) with Bergkamp Coöperatief U.A., a cooperative with excluded liability formed under the laws of the Netherlands (the “Seller”) relating to the sale and purchase of Acision Global Limited, a private company formed under the laws of the United Kingdom (the “Target”). Pursuant to the Acision Purchase Agreement, the Company will acquire the Target for a purchase price consisting of $135 million in cash, certain earnout payments and 3.13 million shares of the Company’s common stock, par value $0.01 per share (the “Consideration Shares”) which will be issued in a private placement transaction conducted pursuant to Section 4(a)(2) or Regulation S under the Securities Act of 1933, as amended, subject to certain adjustments. The Company expects to use a significant portion of the cash proceeds received upon completion of the BSS Business Asset Sale to finance the cash portion of the purchase price of the Acision Purchase Agreement and the remainder for working capital and to maintain sufficient liquidity. The impact of the expected Acision Purchase Agreement is not reflected in the pro forma financial statements.
 In the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, the BSS Business met the criteria to be classified as held for sale as well as discontinued operations. As such, the BSS Business was reclassified and reflected as discontinued operations on the consolidated statements of operations for the three months ended April 30, 2015 and 2014. The estimated assets and liabilities related to BSS Business were reclassified and reflected as available for sale on the consolidated balance sheet at April 30, 2015.
The unaudited pro forma consolidated financial statements of Comverse, Inc. presented in this Exhibit were derived from the Company’s historical consolidated financial statements and are being presented to give effect to this sale of assets.

The unaudited pro forma condensed consolidated balance sheet assumes the sale occurred on April 30, 2015. The unaudited pro forma condensed consolidated statements of income are presented as if the sale occurred on February 1, 2012. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and accompanying notes.
The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on the consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The pro forma adjustments for the unaudited consolidated balance sheet as of April 30, 2015 and the unaudited consolidated statements of operations for the three months ended April 30, 2015 also includes adjustments to reflect changes to the previously reported financial statements upon completion of the final terms of the Asset Sale.
The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred if the sale had occurred on February 1, 2012. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings.

 COMVERSE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	April 30, 2015
	Historical(1)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$136,096	$238,814	(a)	$374,910
Restricted cash and bank deposits	36,054			36,054
Accounts receivable, net of allowance of $2,952 and $4,403, respectively	33,914	6,868	(b)	40,782
Inventories	17,550			17,550
Deferred cost of revenue	3,481	1,322	(b)	4,803
Deferred income taxes	14,314			14,314
Prepaid expenses	12,635	(1,089)	(b)	11,546
Other current assets	13,758	1,410	(b)	15,168
Assets held for sale	154,829	(154,829)	(d)	—
Total current assets	422,631	92,496		515,127
Property and equipment, net	39,825			39,825
Goodwill	67,585			67,585
Intangible assets, net	1,561			1,561
Deferred cost of revenue	20,305			20,305
Deferred income taxes	2,875			2,875
Long-term restricted cash	7,714	26,000	(c)	33,714
Other assets	15,365			15,365
Total assets	$577,861	$118,496		$696,357
LIABILITIES AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$106,074			$106,074
Deferred revenue	116,738	28,913	(b)	145,651
Deferred income taxes	1,575			1,575
Income taxes payable	4,339			4,339
Liabilities held for sale	134,013	(134,013)	(d)	—
Total current liabilities	362,739	(105,100)		257,639
Deferred revenue	56,729			56,729
Deferred income taxes	51,034			51,034
Other long-term liabilities	114,539			114,539
Total liabilities	585,041	(105,100)		479,941
Commitments and contingencies
(Deficit) equity:
Common stock, $0.01 par value - authorized, 100,000,000 shares; issued 22,695,729 and 22,591,411 shares, respectively; outstanding, 21,930,512 and 21,830,081 shares, respectively	227			227
Preferred stock, $0.01 par value - authorized, 100,000 shares	—			—
Treasury stock, at cost, 765,217 and 761,330 shares, respectively	(17,292)			(17,292)
Accumulated deficit	(73,051)	223,596	(e)	150,545
Additional paid in capital	48,990			48,990
Accumulated other comprehensive income	33,946			33,946
Total (deficit) equity	(7,180)	223,596		216,416
Total liabilities and (deficit) equity	$577,861	$118,496		$696,357
(1) The historical consolidated balance sheet as of April 30, 2015 reflects the BSS business as available for sale. The pro forma adjustments assume the sale occurred on April 30, 2015. The pro forma adjustments also reflect changes to the previously reported financial statement upon completion of the final terms of the Asset Sale.

 COMVERSE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended April 30, 2015
	Historical (1)	Pro Forma Adjustments		Pro Forma
Revenue:
Product revenue	$10,107	$3,006	(b)	$13,113
Service revenue	35,598	3,693	(b)	39,291
Total revenue	45,705	6,699		52,404
Costs and expenses:
Product costs	12,953	3,746	(b)	16,699
Service costs	30,804			30,804
Research and development, net	8,280			8,280
Selling, general and administrative	19,873			19,873
Other operating expenses:
Restructuring expenses and write-off of property and equipment	3,408			3,408
Total other operating expenses	3,408	—		3,408
Total costs and expenses	75,318	3,746		79,064
Loss from operations	(29,613)	2,953		(26,660)
Interest income	84			84
Interest expense	(193)			(193)
Foreign currency transaction loss, net	(5,573)			(5,573)
Other income, net	102			102
Loss before income tax expense	(35,193)	2,953		(32,240)
Income tax expense	(4,787)			(4,787)
Net loss from continuing operations	$(39,980)	$2,953		$(37,027)
Weighted average common shares outstanding:
Basic & Diluted	21,865,326			21,865,326
Loss per share - basic & diluted:
Continuing operations	$(1.83)			$(1.69)
(1) The historical consolidated statements of operations for the three months ended April 30, 2015 reflected the BSS business as a discontinued operation. The pro forma adjustments also reflect changes to the previously reported financial statement upon completion the final terms of the Asset Sale.

COMVERSE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Fiscal Year Ended January 31, 2015
	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Product revenue	$99,768	$(30,531)	(d)	$69,237
Service revenue	377,537	(177,800)	(d)	199,737
Total revenue	477,305	(208,331)		268,974
Costs and expenses:
Product costs	55,572	(465)	(d)	55,107
Service costs	253,070	(106,446)	(d)	146,624
Research and development, net	56,334	(19,477)	(d)	36,857
Selling, general and administrative	111,832	(30,573)	(d)	81,259
Other operating expenses:
Restructuring expenses and write-off of property and equipment	16,333	(2,759)	(d)	13,574
Total other operating expenses	16,333	(2,759)		13,574
Total costs and expenses	493,141	(159,720)		333,421
Loss from operations	(15,836)	(48,611)		(64,447)
Interest income	480	—		480
Interest expense	(641)	—		(641)
Foreign currency transaction gain, net	4,659	—		4,659
Other expense, net	(517)	—		(517)
Loss before income tax expense	(11,855)	(48,611)		(60,466)
Income tax expense	(10,284)	3,795	(f)	(6,489)
Net loss from continuing operations	$(22,139)	$(44,816)		$(66,955)
Weighted average common shares outstanding:
Basic & diluted	22,190,630			22,190,630
Loss per share - basic & diluted:
Basic & diluted	$(1.00)			$(3.02)

COMVERSE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Fiscal Year Ended January 31, 2014
	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Product revenue	$220,167	$(65,461)	(d)	$154,706
Service revenue	432,334	(171,070)	(d)	261,264
Total revenue	652,501	(236,531)		415,970
Costs and expenses:
Product costs	116,259	(19,350)	(d)	96,909
Service costs	286,217	(118,984)	(d)	167,233
Research and development, net	67,512	(28,111)	(d)	39,401
Selling, general and administrative	134,031	(43,423)	(d)	90,608
Other operating expenses:
Restructuring expenses	10,783	(938)	(d)	9,845
Total other operating expenses	10,783	(938)		9,845
Total costs and expenses	614,802	(210,806)		403,996
Loss from operations	37,699	(25,725)		11,974
Interest income	614	—		614
Interest expense	(847)	—		(847)
Foreign currency transaction loss, net	(10,290)	—		(10,290)
Other income, net	699	—		699
Income before income tax expense	27,875	(25,725)		2,150
Income tax expense	(9,189)	6,397	(f)	(2,792)
Net income (loss) from continuing operations	$18,686	$(19,328)		$(642)
Weighted average common shares outstanding:
Basic & diluted	22,164,131			22,164,131
Diluted	22,382,234			22,164,131
Income (loss) per share - basic & diluted:
Basic	$0.84			$(0.03)
Diluted	$0.83			$(0.03)

COMVERSE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Fiscal Year Ended January 31, 2013
	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Product revenue	$242,104	$(62,224)	(d)	$179,880
Service revenue	435,659	(169,949)	(d)	265,710
Total revenue	677,763	(232,173)		445,590
Costs and expenses:
Product costs	123,152	(19,377)	(d)	103,775
Service costs	308,492	(132,204)	(d)	176,288
Research and development, net	76,461	(25,137)	(d)	51,324
Selling, general and administrative	160,340	(30,386)	(d)	129,954
Other operating expenses:
Impairment of goodwill	5,605			5,605
Restructuring expenses	5,905	(1,468)	(d)	4,437
Total other operating expenses	11,510	(1,468)		10,042
Total costs and expenses	679,955	(208,572)		471,383
Loss from operations	(2,192)	(23,601)		(25,793)
Interest income	829	—		829
Interest expense	(901)	—		(901)
Interest expense on notes payable to CTI	(455)
Foreign currency transaction loss, net	(4,961)	—		(4,961)
Other income, net	912	—		912
Loss before income tax expense	(6,768)	(23,601)		(29,914)
Income tax expense	(13,526)	13,036	(f)	(490)
Net loss from continuing operations	$(20,294)	$(10,565)		$(30,404)
Weighted average common shares outstanding:
Basic & diluted	21,923,981			21,923,981
Loss per share - basic & diluted:
Basic & diluted	$(0.93)			$(1.39)

COMVERSE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)
Includes cash proceeds from the sale of approximately $273 million, including $6.5 million of deferred closings pending regulatory approval for transfer of assets, net of $26 million deposited into escrow, approximately $4 million in income and other transaction related taxes and $4 million of transaction commissions.

(b)
Represents adjustment upon the completion of the terms of the Asset Sale to the previously reported unaudited consolidated balance sheet as of April 30, 2015 and the unaudited consolidated statements of operations for the three months ended April 30, 2015.

(c)	Restricted cash deposited into escrow to fund potential indemnification claims and certain adjustments for a period of twelve (12) months following the closing.

(d)	Represents the elimination of assets, liabilities and historical operating results included in the Asset Sale.

(e)	Includes the estimated after-tax effect on retained earnings from the disposition, including the after-tax gain on the sale.

(f)	Includes the impact on the Company’s global consolidated estimated tax computation at the applicable statutory rate excluding the BSS Business.
Items non-recurring in nature, including the one-time gain associated with the sale of the BSS business, are not reflected in the pro forma adjustments in the condensed consolidated statements of operations.